UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 23, 2015

BOJANGLES’, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37374	45-2988924
State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9432 Southern Pine Boulevard,

Charlotte, NC 28273

(Address of Principal Executive Offices)

(704) 527-2675

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 23, 2015, in order to permit the merger of BHI Intermediate Holding Corp. (“BHIH”), a Delaware corporation and a wholly-owned subsidiary of Bojangles’, Inc. (the “Company”), with and into the Company (the “Merger”), the Company entered into Amendment No. 3 (the “Amendment”) to that certain Credit Agreement, dated as of October 9, 2012 (as amended) among Bojangles’ Restaurants, Inc., as borrower, BHIH, Bojangles’ International, LLC, BJ Georgia LLC, BJ Restaurant Development, LLC, the lender parties thereto, and Bank of America, N.A., as administrative agent. The Amendment, among other things, deemed the Company (as successor-in-interest to BHIH), as of the Merger effective date, to be a party to the Credit Agreement as a “Guarantor” and “Loan Party” thereunder.

A copy of the Amendment is filed as Exhibit 10.1 hereto, and is incorporated herein by reference. Copies of the Credit Agreement; First Amendment to Credit Agreement dated May 15, 2013; and Second Amendment to Credit Agreement dated April 11, 2014 were filed as Exhibits 10.1, 10.2 and 10.3 to the Company’s Registration Statement on Form S-1 filed with the SEC on April 6, 2015.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 3 dated as of July 23, 2015 between Bojangles’ Restaurants, Inc., BHI Intermediate Holding Corp. (to be merged with and into Bojangles’, Inc., as its successor in interest on the Merger effective date), Bojangles’ International, LLC, BJ Georgia, LLC, BJ Restaurant Development, LLC, the lender parties thereto and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bojangles’, Inc.

July 24, 2015	By:	/s/ M. John Jordan
M. John Jordan
Senior Vice President of Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 3 dated as of July 23, 2015 between Bojangles’ Restaurants, Inc., BHI Intermediate Holding Corp. (to be merged with and into Bojangles’, Inc., as its successor in interest on the merger effective date), Bojangles’ International, LLC, BJ Georgia, LLC, BJ Restaurant Development, LLC, the lender parties thereto and Bank of America, N.A., as administrative agent.